Exhibit 10.1

Amendment Number 011 dated 30th September, 2015

TO Contract number 8006340 (“Contract”)

Between	(1) British Telecommunications plc (‘BT’) and
(2) Virtusa UK Limited

BT and the Supplier agree that:

•      the Contract is amended as set out below;

•      all other Contract provisions remain unchanged.

Amendment details:

The expiry date of the Contract is extended from 30th September 2015 to 31st October 2015.

BT reserves the right to re-negotiate and amend this Contract prior to the end date indicated above, provided any such amendment is mutually agreed by the parties.

SIGNED for and on behalf of BT		SIGNED for and on behalf of the Supplier

Signed:	/s/ Peter Sillett	Signed	/s/ Shanaka Jayawardena
Name:	Peter Sillett	Name	Shanaka Jayawardena
Position:	Procurement Manager	Position:	Finance Director

Peter Sillett	Shanaka Jayawardena
E-signed 2015-10-01 10:26AM GMT	E-signed 2015-10-01 12:49PM GMT+1
peter.sillett@bt.com	shanaka@virtusa.com
BT	Finance Director
Procurement Manager